Exhibit 3.3
\
                                            Colorado Secretary of State
                     E-Filed Date and Time: 07/19/2005 11:36 AM Entity Id: 20031129048
                                            Document number: 20051276472





Document processing fee If document is filed on paper           $125.00
  If document is filed electronically                           $ 50.00
  Fees & forms/cover sheets
    are subject to change.
To file electronically, access instructions for this form/cover sheet and other information or print copies of filed documents, visit www.sos.state.co.us and select Business Center.
Paper documents must be typewritten or machine printed.



                                                 ABOVE SPACE FOR OFFICE USE ONLY

                              Articles of Amendment

             filed pursuant to ss.7-90-301, et seq. and ss.7-110-106
                    of the Colorado Revised Statutes (C.R.S.)

                                ID number: 20031129048
                                ----------------------

1. Entity name:                 ACROSS AMERICA REAL ESTATE DEVELOPMENT CORP.
                                ---------------------------------------------
                                (If changing the name of the corporation, indicate name BEFORE the name change)

2. New Entity name:             Across America Real Estate Corp.
   (if applicable)             ---------------------------------------------


3. Use of Restricted Words
   (if any of these terms are
   contained in an entity name,         [] "bank" or "trust" or any
   true  name of an                        derivative thereof
   entity, trade name or trademark      []  "credit union"
   stated in this document,             []  "savings and loan"
   mark the applicable box):            []  "insurance", "casualty", "mutual",
                                             or "surety"

4. Other amendments, if any, are attached.


5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6. If the corporation's period of duration as amended is less than perpetual, state the date on which the period of duration expires:
                                                _____________________
                                                     (mm/dd/yyyy)
OR

If the corporation's period of duration as amended is perpetual, mark this box:
                                                                             [X]

7. (Optional) Delayed effective date: ______________________
                                          (mm/dd/yyyy)
Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity

AMD_PC                          Page 1 of 2                       Rev. 6/15/2005
with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

8. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:

                        Wagner   David
                        ------------------------------------------------------
                        (Last)  (First) (Middle) (Suffix)

                        8400 East Prentice Ave.
                        ------------------------------------------------------
                        (Street name and number or Post Office information)

                        Penthouse Suite
                        ------------------------------------------------------

                        Greenwood Village         CO         80111
                        ------------------------------------------------------
                        (City)                  (State) (Postal/Zip Code)

                                                        United States
                        ------------------------------------------------------
                        (Province - if applicable) (Country - if not US)

          (The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

AMD_PC                          Page 2 of 2                       Rev. 6/15/2005

NOTICE:

This "image" is merely a display of information that was filed electronically. It is not an image that was created by optically scanning a paper document.

No such paper document was filed. Consequently, no copy of a paper document is available regarding this document. Questions? Contact the Business Division. For contact information, please visit the Secretary of State's web site.